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                                                                    EXHIBIT 10.9

                          SECURITIES PURCHASE AGREEMENT

      SECURITIES PURCHASE AGREEMENT ("Agreement") dated as of July 11, 2005, between Hansen Gray & Company, Inc., a Nevada corporation (the "Company"), and iCurie, Inc., a Nevada corporation (the "Purchaser").

                                   WITNESSETH:

      WHEREAS, on December 2, 2004, the Company sold and issued to certain purchasers (the "Bridge Noteholders") promissory notes in the aggregate principal amount of Two Million Five Hundred Thousand United States Dollars ($2,500,000 USD) (the "Bridge Promissory Notes");

      WHEREAS, on December 2, 2004, iCurie Lab Holdings, Ltd., a corporation organized under the laws of the United Kingdom ("iCurie UK"), issued to the Company a promissory note in the amount of One Million Five Hundred Thousand United States Dollars ($1,500,000 USD) (the "iCurie UK Note");

      WHEREAS, on July 11, 2005, the Purchaser acquired all of the outstanding shares in iCurie UK, and the Bridge Noteholders assigned the Bridge Promissory Notes to the Purchaser in exchange for Series A Preferred Stock issued by the Purchaser;

      WHEREAS, this Agreement provides that the Company shall cancel the iCurie UK Note; and the Purchaser shall reduce the Company's indebtedness under the Bridge Promissory Notes to One Million United States Dollars ($1,000,000 USD) on the terms and conditions set forth herein;

      WHEREAS, the Purchaser has agreed to loan the Company an additional Five Hundred Thousand United States Dollars ($500,000 USD), making the Company's aggregate indebtedness to the Company One Million Five Hundred Thousand United States Dollars ($1,500,000 USD) which shall be evidenced by a debenture executed by the Company in favor of the Purchaser (the "Debenture"), which Debenture will be secured by the Company's proceeds from the Revenue Share Agreement, dated May 18, 2005, between the Company and iCurie UK (the "Revenue Sharing Agreement");

      NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                       CANCELLATION AND ISSUANCE OF NOTES

      Section 1.1 Cancellation of iCurie UK Note. The Company hereby acknowledges that the iCurie UK Note is cancelled and any indebtedness owed by iCurie UK under the iCurie UK Note is hereby null and void.

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      Section 1.2 Cancellation of Bridge Notes. The Purchaser hereby acknowledges that the Bridge Notes are cancelled and any indebtedness, security interest or warrants owed by the Company under the Bridge Notes are hereby null and void.

      Section 1.3 Issuance of the Note. Upon the following terms and conditions, the Company shall issue the Debenture to the Purchaser. The indebtedness due under the Debenture shall be One Million Five Hundred Thousand Dollars ($1,500,000 USD) (the "Indebtedness"), which will be secured by the Company's proceeds from the Revenue Share Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

      Section 2.1 Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchaser as of the date hereof:

            (a) Organization and Qualification; Material Adverse Effect. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Nevada and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The company has one (1) subsidiary, CyberQuest Partners, Inc., a Florida corporation ("Subsidiaries"). Except where specifically indicated to the contrary, all references in this Agreement to subsidiaries shall be deemed to refer to all direct subsidiaries of the Company. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary other than those in which the failure so to qualify would not have a Material Adverse Effect. "Material Adverse Effect" means (i) any adverse effect on the business, operations, properties, prospects or financial condition of the Company and its subsidiaries, if any, and which is (either alone or together with all other adverse effects) material to the Company and its Subsidiaries, if any, taken as a whole, and (ii) any material adverse effect on the transactions contemplated under the Transaction Documents or the enforceability thereof.

            (b) Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform this Agreement, the Debenture, and the Security Agreement (collectively, the "Transaction Documents") and to issue the Debenture in accordance with the terms hereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Debenture, have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company, or the Company's Board of Directors (or any committee or subcommittee thereof) or stockholders is required, (iii) the Transaction Documents have been duly executed and delivered by the Company, and (iv) the applicable Transaction Documents constitute valid and binding obligations of the Company enforceable against the Company, except (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of creditors' rights and remedies or by other equitable

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principles of general application, and (B) to the extent the indemnification provisions contained in this Agreement may be limited by applicable federal or state securities laws.

            (c) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby and issuance of the Debenture will not (i) result in a violation of the Articles of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Company or the By-laws of the Company; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) to the Company's knowledge result in a violation of any law, rule, regulation, order, judgment or decree by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clause (ii), such conflicts that would not have a Material Adverse Effect.

      Section 2.2 Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company as of the date hereof:

            (a) Accredited Investor Status; Sophisticated Purchaser. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the 1933 Act. The Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Debenture. The Purchaser is not registered as a broker or dealer under Section 15(a) of the 1934 Act, affiliated with any broker or dealer registered under Section 15(a) of the 1934 Act, or a member of the National Association of Securities Dealers, Inc.

            (b) Information. The Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company which have been requested and materials relating to the offer and sale of the Debenture which have been requested by the Purchaser or its advisors. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser understands that its purchase of the Debenture involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Debenture.

            (c) No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Debenture or the fairness or suitability of the investment in the Debenture nor have such authorities passed upon or endorsed the merits thereof.

            (d) Authorization; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Purchaser and is a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy,

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insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies. The Purchaser has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each other agreement entered into by the parties hereto in connection with the transactions contemplated by this Agreement.

            (e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations, preferences and rights of any outstanding series of preferred stock of the Purchaser or the By-laws of the Purchaser; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Purchaser is a party, or (iii) to the Purchaser's knowledge result in a violation of any law, rule, regulation, order, judgment or decree by which any property or asset of the Purchaser is bound or affected, except in the case of clause (ii), such conflicts that would not have a material adverse effect on the Purchaser.

            (f) Investment Representation. The Purchaser is purchasing the Debenture for its own account and not with a view to distribution in violation of any securities laws. The Purchaser has been advised and understands that the Debenture has not been registered under the 1933 Act or under the "blue sky" laws of any jurisdiction and may be resold only if registered pursuant to the provisions of the 1933 Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law. The Purchaser has been advised and understands that the Company, in issuing the Debenture, is relying upon, among other things, the representations and warranties of the Purchaser contained in this Section 2.2 in concluding that such issuance is a "private offering" and is exempt from the registration provisions of the 1933 Act.

            (g) Rule 144. The Purchaser understands that there is no public trading market for the Debenture, that none is expected to develop, and that the Debenture must be held indefinitely unless and until such Debenture is registered under the 1933 Act or an exemption from registration is available. The Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act.

            (h) Reliance by the Company. The Purchaser understands that the Debenture is being offered and sold in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the applicability of such exemptions and the suitability of the Purchaser to acquire the Debenture.

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                                  ARTICLE III

                              DELIVERIES AT CLOSING

      Section 3.1 Conditions Precedent to the Obligation of the Company to Sell. The obligation hereunder of the Company to issue the Debenture and the other Transaction Documents to the Purchaser is subject to the satisfaction, on the date hereof, of each of the applicable conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company by the execution of this Agreement.

            (a) Delivery of Bridge Notes. The Purchaser shall deliver all of the original Bridge Notes to the Company.

            (b) Termination of Security Agreement. The Security Agreement between the Bridge Noteholders and the Company shall be terminated.

            (c) Wire. The Purchaser shall have wired $500,000 to the Company's bank account in accordance with the wire instructions provided by the Company.

      Section 3.2 Conditions Precedent to the Obligation of the Purchaser to Purchase. The obligation hereunder of the Purchaser to acquire and pay for the Debenture is subject to the satisfaction, on the date hereof, of each of the applicable conditions set forth below. These conditions are for the Purchaser's benefit and may be waived by the Purchaser by the execution of this Agreement.

            (a) Delivery of iCurie UK Note. The Company shall have delivered the original iCurie UK Note to the Purchaser.

            (b) Security Agreement. A security interest in the Company's proceeds of the Revenue Sharing Agreement shall have been perfected, pursuant to a security agreement.

            (c) Definitive Documents. The execution of definitive documentation including this Agreement, and the Debenture.

                                   ARTICLE IV

                          GOVERNING LAW; MISCELLANEOUS

      Section 4.1 Governing Law. ALL ISSUES AND QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEVADA, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW RULES OR PROVISIONS (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEVADA. EACH PARTY HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY.

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      Section 4.2 Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

      Section 4.3 Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

      Section 4.4 Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

      Section 4.5 Entire Agreement; Amendments; Waivers. This Agreement supersedes all other prior oral or written agreements between the Purchaser, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein (including the other Transaction Documents) contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Purchaser, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

      Section 4.6 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing, must be delivered by (i) courier, mail or hand delivery or (ii) facsimile, and will be deemed to have been delivered upon receipt to the following addresses:

      If to the Company:

      Hansen Gray & Company, Inc.
      3875 Johns Creek Parkway, Suite A
      Suwanee, Georgia 30024
      Facsimile:  (678) 542-2100

      If to the Secured Party:             with a copy to:

      iCurie, Inc.                         DLA Piper Rudnick Gray Cary US LLP
      c/o iCurie Lab Holdings, Ltd.        203 North LaSalle Street, Suite 1900
      12 Plumtree Court                    Chicago, Illinois 60601
      London                               Attention: Gregory W. Hayes, Esq.
      United Kingdom EC4 A4HT              Facsimile: (312) 630-5310
      Attention: Hakan Wretsell

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      Section 4.7 Successors and Assigns. This Agreement may not be assigned without the prior written consent of the parties. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

      Section 4.8 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

      Section 4.9 Survival. The representations, warranties and agreements of the Company and the Purchaser contained in the Agreement shall survive the Closing.

      Section 4.10 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

      Section 4.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties hereto have caused this Securities
Purchase Agreement to be duly executed as of the date and year first above written.

COMPANY:                                        PURCHASER:

HANSEN GRAY & COMPANY, INC.                     ICURIE, INC.

By: /s/ David Walker                            By: /s/ Hakan Wretsell
    --------------------------------                ----------------------------
            David M. Walker                                Hakan Wretsell
            ------------------------                       ---------------------
    Its: President                                  Its: Chief Executive Officer